UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 18, 2008 (November 17, 2008)

Introgen Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21291	74-2704230
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
301 Congress Avenue, Suite 1850
Austin, Texas 78701
(Address of principal executive offices, including zip code)
(512) 708-9310
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On November 17, 2008, Introgen Therapeutics, Inc. (“Introgen”) received a letter from the Nasdaq Hearings Panel (the “Panel”) indicating that shares of Introgen common stock will be transferred from the Nasdaq Global Market to the Nasdaq Capital Market. Introgen’s shares of common stock will be transferred to the Nasdaq Capital Market effective at the open of the trading session on Wednesday, November 19, 2008 and will continue its listing on that market provided that Introgen can demonstrate compliance with all continued listing requirements of the Nasdaq Capital Market by March 3, 2009.
     As previously announced, Introgen has not been in compliance with Marketplace Rule 4450(b)(1)(A), requiring a minimum $50 million market value of listed securities for continued inclusion on the Nasdaq Global Market, nor with the alternative listing requirement to have at least $10,000,000 of shareholders’ equity as set forth in Marketplace Rule 4450(a). In addition, Introgen has announced that it has not been in compliance with the minimum bid price requirement of $1.00 as set forth in Marketplace Rule 4450(a)(5). On October 16, 2008, Introgen had a hearing before the Panel which has determined that the listing of shares of Introgen’s common stock shall be transferred to the Nasdaq Capital Market as described above and that Introgen shall promptly notify the Panel of any significant events that may occur during the exception period prior to March 3, 2009. If we cannot demonstrate compliance with all of the continued listing requirements of the Nasdaq Capital Market, including the $1.00 minimum bid price requirement, by March 3, 2009, our shares of common stock will be subject to immediate delisting.
     On November 18, 2008, Introgen issued a press release announcing the receipt of the letter from the Panel and the transfer of the listing of its shares of common stock to the Nasdaq Capital Market, a copy of which is attached as Exhibit 99.1 hereto and is incorporated by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1 Press Release dated November 18, 2008, announcing the receipt of the letter from the Panel and the transfer of the listing of its shares of common stock to the Nasdaq Capital Market.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTROGEN THERAPEUTICS, INC.
By:	/s/ David Nance
David Nance
Chairman of the Board, Chief Executive Officer and President

Date: November 18, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 18, 2008, announcing the receipt of the letter from the Panel and the transfer of the listing of its shares of common stock to the Nasdaq Capital Market.